Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the short form base shelf prospectus dated January 29, 2026, which is a part of the Registration Statement on Form F-10 of Nicola Mining Inc. (the “Company”), of our report dated January 23, 2026 relating to the audited amended consolidated financial statements of the Company for the years ended December 31, 2024 and 2023.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

January 29, 2026